Exhibit 99.1

650 FIFTH AVENUE NEW YORK, NY 10019-6108

John Tietjen	Rich Tauberman
Chief Financial Officer	Investor Relations/Media Relations
Sterling Bancorp	MWW Group
john.tietjen@sterlingbancorp.com	rtauberman@mww.com
212.757.8035	201.964.2408

For Immediate Release

Sterling Bancorp Reports Results for Second Quarter 2007
Loans Rose 9.0%, Deposits Increased 8.4%,
Company Repurchased 3.5% of its Common Stock at a Cost of $10.5 Million
New York, NY, July 31, 2007 — Sterling Bancorp (NYSE: STL), a financial holding company and the parent company of Sterling National Bank, today reported its financial results for the quarter and six months ended June 30, 2007.
Second Quarter 2007 Highlights:
•	Net income was $3.9 million in the 2007 second quarter compared to $4.9 million for the same period of 2006. Second quarter 2007 net income rose 11.0% compared to $3.5 million in the first quarter of 2007.

•	Gross revenue (interest income plus noninterest income) amounted to $39.0 million in the second quarter of 2007, compared to $38.3 million in the first quarter of 2007 and $38.2 million in the second quarter of 2006.

•	Loans held in portfolio as of June 30, 2007 were up 9.0% year over year, to $1,121.9 million. As of March 31, 2007, loans held in portfolio amounted to $1,080.6 million.

•	Total deposits as of June 30, 2007 increased 8.4% year over year to $1,533.8 million, including a 5.1% rise in demand deposits. Total deposits were $1,509.2 million as of March 31, 2007.

•	Net interest margin was 4.35% on a tax equivalent basis for the 2007 second quarter compared with 4.58% for the 2006 second quarter, and increased sequentially from 4.24% for the 2007 first quarter.

•	During the quarter ended June 30, 2007, Sterling purchased 647,200 or 3.5% of its total common shares outstanding as of December 31, 2006, at a total cost of $10.5 million or an average of $16.25 per share.
“Sterling’s underlying momentum from the first quarter 2007 remained strong, despite the challenging operating environment affecting the entire banking industry. Our key accomplishments during the second quarter included a sequential increase in net income and robust year-over-year and sequential quarter growth in loans and deposits. Moreover, Sterling’s margins for the quarter improved 11 basis points to 4.35%

compared to the first quarter of the year, reflecting the positive impact of the Company’s loan growth and stabilization of funding costs,” said Louis J. Cappelli, Chairman and Chief Executive Officer.
“Our mortgage product diversity, experience and disciplined approach to the marketplace have allowed us to focus on opportunities to minimize risk. In particular, Sterling has very limited exposure to the sub-prime mortgage business and has no portfolio exposure to home equity lending products,” said Mr. Cappelli.
“Sterling entered the third quarter with a strong loan pipeline and a continued emphasis on gathering core deposits. With a loan to deposit ratio of 73%, we have the capacity to continue to add loans without going to the more expensive wholesale markets for funding,” said Mr. Cappelli.
“We continued to capitalize on the attractive dynamics of our marketplace to sustain strong growth in loans and demand deposits. This focus is not only responsive to the needs of Sterling’s customers, but also generated a quality earnings stream that grew sequentially during the first two quarters of this year. Consolidation in the marketplace has also allowed us to get new customers and to attract highly qualified professionals,” added Mr. Cappelli.
Strong Growth in Loans and Deposits
Period-end loans held in portfolio, net of unearned discount, were $1,121.9 million, an increase of $92.5 million or 9.0% from June 30, 2006, and a $41.4 million or 3.8% improvement from March 31, 2007.
Total deposits were $1,533.8 million at the end of the 2007 second quarter, an increase of 8.4% from June 30, 2006. Demand deposits rose to $520.4 million — 33.9% of total deposits — continuing Sterling’s history of maintaining one of the highest ratios of demand to total deposits in the industry. This was an increase of $25.2 million, or 5.1% higher than the $495.3 million of demand deposits at June 30, 2006. As of March 31, 2007, total deposits amounted to $1,509.2 million.
Second Quarter 2007 Financial Results from Continuing Operations
Income from continuing operations after normalized taxes for the second quarter of 2007 was $3.8 million, compared to $5.4 million for the second quarter of 2006. This decrease primarily reflects higher interest expense, noninterest expenses, and the provision for loan losses, partially offset by increases in both interest income and noninterest income, coupled with a decrease in provision for income taxes.
Diluted income from continuing operations after normalized taxes per share for the quarter ended June 30, 2007, was $0.20, compared to $0.28 for the second quarter of 2006.

Net interest income for the second quarter of 2007, on a tax-equivalent basis, was $18.3 million, compared to $19.3 million in the second quarter of 2006. The positive impact of a higher level of loan balances was offset by higher rates paid on interest-bearing liabilities, primarily interest-bearing deposits. In addition, investment securities balances declined as Sterling allowed its investment portfolio to decrease as securities matured and were paid-off, and redeployed the proceeds to fund loan growth and to substantially eliminate wholesale borrowings in favor of core deposits.
Net interest margin for the second quarter of 2007, on a tax-equivalent basis, was 4.35%, compared to 4.58% for the second quarter of 2006. The net interest margin was 4.24% for the first quarter of 2007. The net interest margin was impacted by the flat yield curve, the higher rates being paid on interest-bearing deposits and the effect of higher average loans outstanding. The flat yield curve and more competitive pricing practices in the Company’s markets have caused the costs of deposits and borrowings to increase faster than the yield on earning assets.
Noninterest income for the second quarter of 2007 increased to $9.1 million from $9.0 million in the same period of 2006. Mortgage banking income was virtually unchanged, amounting to $2.5 million in the second quarter of 2007 and $2.6 million in the second quarter of 2006.
Noninterest expenses for the second quarter of 2007 increased to $20.2 million, compared to $18.8 million for the second quarter of 2006, primarily due to higher professional fees. During the second quarter of 2006, professional fee expenses benefited from the recovery of previously expensed professional fees of $1.1 million. After adjusting for this reduction in 2006 expenses, noninterest expenses for the second quarter of 2007 increased only 1.4% compared to the second quarter of 2006. “We are highly focused on controlling our noninterest expenses and are encouraged by our achievements in this area,” said Mr. Cappelli.
The provision for income taxes was $2.2 million for the second quarter of 2007, compared to a provision of $3.6 million for the corresponding period of 2006. The decrease was primarily due to the lower level of pre-tax income for the 2007 period.
First Six Months 2007 Financial Results from Continuing Operations
Income from continuing operations after normalized taxes for the six months ended June 30, 2007, was $7.4 million, compared to $8.1 million for the six months ended June 30, 2006.
Diluted income from continuing operations after normalized taxes per share for the six months ended June 30, 2007, was $0.39, compared to a normalized $0.42 for the six months ended June 30, 2006.

Net interest income for the six months ended June 30, 2007, on a tax-equivalent basis, was $36.0 million, compared to $37.9 million for the corresponding period of 2006. The impact of higher loan balances was offset by a reduction in the balances held in the investment securities portfolio and higher rates paid on interest-bearing liabilities.
Net interest margin for the six-month period ended June 30, 2007, on a tax-equivalent basis, was 4.34%, compared to 4.58% for the corresponding period of 2006.
Noninterest income for the six-month period ended June 30, 2007, was $18.3 million, compared to $14.8 million for the corresponding period of last year. This increase was mainly due to higher accounts receivable management commissions and other fees, combined with increased mortgage banking income.
Noninterest expenses for the six-month period ended June 30, 2007, were $39.9 million, compared to $37.3 million for the first six months of 2006, which benefited from the recovery of $1.1 million of previously expensed professional fees. The increase was primarily due to higher salaries and occupancy costs related to investments in the Sterling franchise, including two new branches and the acquisition of Sterling Resource Funding Corp. These increases were partially offset by expense reductions achieved from the reengineering of the Company’s mortgage banking activities and lower expenses for employee benefits. Excluding the impact of the acquisition of Sterling Resource Funding and the two new branches and the recapture in 2006 of the previously expensed professional fees, noninterest expenses for the six months ended June 30, 2007 would have decreased $1.7 million or 4.6% from the six months ended June 30, 2006.
The provision for income taxes for the first six months of 2007 was $4.4 million, compared to a normalized provision of $5.1 million for the corresponding period of last year. The normalized provision for the first six months of 2006 excludes the $3.7 million reversal of reserves for state and local income taxes in that period, which was based on management’s review of required reserves with outside professionals in light of the resolution of certain past tax issues.
Asset Quality
The allowance for loan losses as of June 30, 2007, was $15.6 million, or 1.39% of loans held in portfolio, compared to $17.2 million, or 1.67% of loans held in portfolio, as of June 30, 2006. As of June 30, 2007, nonperforming assets were $7.9 million, representing 0.42% of total assets from continuing operations. The Company has limited exposure to the current difficulties in the mortgage markets. The overwhelming portion of the mortgage products originated by the Company are conforming mortgages that are sold in the secondary markets.
Capital Management and Dividends
During the second quarter, the Company increased its buyback of shares, purchasing a total of 647,200 shares for $10.5 million, at an average price of $16.25 per share.

Additionally, on June 30, 2007, Sterling paid a cash dividend of $0.19 per common share to shareholders of record as of June 15, 2007. This extended the Company’s record of dividend payments to 246 consecutive quarters, over 61 years.
Conference Call
Sterling Bancorp will host a teleconference call for the financial community on Tuesday, July 31, 2007 at 10:00 a.m. Eastern Time to discuss the second quarter 2007 financial results. The public is invited to listen to this conference call by dialing 866-871-4879 at least 10 minutes prior to the call.
A replay of the conference call will be available at 3:00 p.m. Eastern Time on Tuesday, July 31, 2007 until 11:59 p.m. Eastern Time on Tuesday, August 14, 2007. The public is invited to listen to this conference call by dialing 888-266-2081 and entering passcode 1120960.
About Sterling Bancorp
Sterling Bancorp (NYSE: STL) is a financial holding company with assets of $1.9 billion, offering a broad array of banking and financial services products. Its principal banking subsidiary is Sterling National Bank, founded in 1929. Sterling provides a wide range of products and services, including business and consumer loans, commercial and residential mortgage lending and brokerage, asset-based financing, factoring and accounts receivable management, trade financing, equipment leasing, corporate and consumer deposit services, trust and estate administration, and investment management services. The Company has operations in New York, New Jersey and North Carolina and conducts business throughout the U.S.
Certain statements in this press release, including but not limited to, statements as to the Company’s loan pipeline, future core deposits, capacity to add loans, future funding, future noninterest expenses, future exposure to difficulties in mortgage markets, future liquidity, future interest rate risk and operating expenses, future results of operations or financial position, and plans and objectives for future operations, and other statements regarding matters that are not historical facts, are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. The Company’s actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Forward-Looking Statements and Factors that Could Affect Future Results” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.
- tables to follow-

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars and shares in thousands, except per share data)

	Three Month Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
OPERATING HIGHLIGHTS (1)
Interest income	$29,925	$29,173	$59,032	$56,569
Interest expense	11,720	10,043	23,324	19,045
Provision for loan losses	1,078	377	2,328	1,742
Noninterest income	9,052	9,006	18,281	14,791
Noninterest expenses	20,228	18,806	39,912	37,328
Income from continuing operations, before income taxes	5,951	6,953	11,749	13,245
Provision for income taxes at normal effective rates	2,160	3,571	4,386	5,125
Income from continuing operations after normalized taxes	3,791	5,382	7,363	8,120
Reversal of excess tax reserves	0	0	0	3,747
Income from continuing operations	3,791	5,382	7,363	11,867
Loss from discontinued operations, net of income taxes	71	(516)	(21)	(561)
Net income	3,862	4,866	7,342	11,306

Net income per average common share:
Basic	0.21	0.26	0.40	0.60
Diluted	0.20	0.25	0.39	0.58
Income from continuing operations, after normalized taxes, per average common share:
Basic	0.21	0.29	0.40	0.43
Diluted	0.20	0.28	0.39	0.42
Income from continuing operations per average common share:
Basic	0.21	0.29	0.40	0.63
Diluted	0.20	0.28	0.39	0.61
Cash dividends declared	0.19	0.19	0.38	0.38

Common shares outstanding:
Period end	18,018	18,712	18,018	18,712
Average Basic	18,439	18,754	18,525	18,769
Average Diluted	18,857	19,286	18,995	19,310

Return on average assets, after nomalized taxes (2)	0.82%	1.17%	0.60%	0.88%
Return on average assets (3)	0.82%	1.17%	0.80%	1.29%
Return on average tangible equity, after normalized taxes (4)	14.44%	17.78%	13.95%	13.41%
Return on average tangible equity (5)	14.44%	17.78%	13.95%	19.60%
Return on average stated equity, after normalized taxes (6)	11.87%	14.85%	11.48%	11.32%
Return on average stated equity (7)	11.87%	14.85%	11.48%	16.54%
Net interest spread, tax-equivalent basis	3.30%	3.65%	3.29%	3.70%
Net interest margin, tax-equivalent basis	4.35%	4.58%	4.34%	4.58%

(1)	Unless otherwise indicated, all amounts and ratios are presented based on continuing operations.

(2)	Calculated by dividing income from continuing operations, after normalized taxes, by average assets from continuing operations.

(3)	Calculated by dividing income from continuing operations by average assets from continuing operations.

(4)	Average tangible equity represents average shareholders’ equity less average goodwill. Calculated by dividing income from continuing operations, after normalized taxes, by average tangible equity.

(5)	Average tangible equity represents average shareholders’ equity less average goodwill. Calculated by dividing income from continuing operations by average tangible equity.

(6)	Average stated equity is equal to average shareholders’ equity. Calculated by dividing income from continuing operations, after normalized taxes, by average stated equity.

(7)	Average stated equity is equal to average shareholders’ equity. Calculated by dividing income from continuing operations by average stated equity.

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
BALANCE SHEET HIGHLIGHTS
Period End Balances (1)
Investment securities	$532,307	$634,570	$532,307	$634,570
Loans held for sale	46,357	29,632	46,357	29,632
Loans held in portfolio, net of unearned discount	1,121,944	1,029,462	1,121,944	1,029,462
Total earning assets	1,711,785	1,694,820	1,711,785	1,694,820
Allowance for loan losses	15,582	17,220	15,582	17,220
Total assets from continuing operations	1,885,752	1,880,668	1,885,752	1,880,668
Total assets	1,886,978	1,994,934	1,886,978	1,994,934

Demand deposits	520,433	495,257	520,433	495,257
Savings, NOW and money market deposits	476,879	436,930	476,879	436,930
Time deposits	536,516	483,256	536,516	483,256
Customer repurchase agreements	76,530	57,932	76,530	57,932
Shareholders’ equity (2)	121,913	147,115	121,913	147,115

Average Balances (1)
Investment securities	$554,643	$661,619	$566,806	$685,030
Loans held for sale	52,281	40,455	45,790	45,556
Loans held in portfolio, net of unearned discount	1,052,427	987,849	1,033,359	956,735
Total earning assets	1,690,199	1,694,513	1,686,601	1,692,938
Total assets from continuing operations	1,852,205	1,852,959	1,847,917	1,850,805
Total assets	1,853,533	1,967,024	1,849,132	1,964,920

Demand deposits	444,369	441,630	439,609	441,683
Savings, NOW and money market deposits	487,966	405,103	469,080	427,430
Time deposits	562,417	507,455	564,572	516,567
Customer repurchase agreements	76,091	81,439	85,517	80,756
Shareholders’ equity (2)	128,150	145,325	129,293	144,649

ASSET QUALITY HIGHLIGHTS (1)
Period End
Net charge-offs	$990	$374	$2,481	$1,518
Nonperforming loans	5,854	3,843	5,854	3,843
Other real estate owned	2,057	1,465	2,057	1,465
Nonperforming assets	7,911	5,308	7,911	5,308
Nonperforming loans/loans (3)	0.50%	0.36%	0.50%	0.36%
Nonperforming assets/assets	0.42%	0.28%	0.42%	0.28%
Allowance for loan losses/loans (4)	1.39%	1.67%	1.39%	1.67%
Allowance for loan losses/ nonperforming loans	266.18%	448.09%	266.18%	448.09%

Capital Ratios (2)
Tier 1 risk based	10.61%	11.65%	10.61%	11.65%
Total risk based	11.82%	12.91%	11.82%	12.91%
Leverage	7.45%	8.00%	7.45%	8.00%

Book value per common share (2)	$6.77	$7.86	$6.77	$7.86

(1)	Unless otherwise indicated, all amounts and ratios are presented based on continuing operations.

(2)	Includes the effects of discontinued operations.

(3)	The term “loans” includes loans held for sale and loans held in portfolio.

(4)	The term “loans” includes loans held in portfolio only.

STERLING BANCORP
Consolidated Balance Sheets
(Unaudited)
(in thousands, except number of shares)

	June 30,
	2007	2006
ASSETS
Cash and due from banks	$70,030	$81,970
Interest-bearing deposits with other banks	1,177	1,156
Federal funds sold	10,000	0
Investment securities
Available for sale (at estimated market value)	145,900	161,002
Held to maturity (at amortized cost)	386,407	473,568

Total investment securities	532,307	634,570

Loans held for sale	46,357	29,632

Loans held in portfolio, net of unearned discounts	1,121,944	1,029,462
Less allowance for loan losses	15,582	17,220

Loans, net	1,106,362	1,012,242

Customers’ liability under acceptances	34	136
Goodwill	22,901	22,962
Premises and equipment, net	11,510	11,041
Other real estate	2,057	1,465
Accrued interest receivable	4,894	5,069
Bank owned life insurance	28,488	27,453
Other assets	49,635	52,972

Total assets from continuing operations	1,885,752	1,880,668
Assets — discontinued operations	1,226	114,266

	$1,886,978	$1,994,934

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Demand	$520,433	$495,257
Savings, NOW and money market	476,879	436,930
Time	536,516	483,256

Total deposits	1,533,628	1,415,443

Securities sold under agreements to repurchase — customers	76,530	57,932
Securities sold under agreements to repurchase — dealers	0	110,346
Federal funds purchased	0	20,000
Commercial paper	27,444	43,717
Short-term borrowings — FHLB	0	56,000
Short-term borrowings — other	1,718	1,449
Long-term borrowings — FHLB	10,000	30,000
Long-term borrowings — subordinated debentures	25,774	25,774
Acceptances outstanding	34	136
Accrued expenses and other liabilities	89,608	86,469
Liabilities — discontinued operations	129	553

Total liabilities	1,765,065	1,847,819
Shareholders’ equity	121,913	147,115

	$1,886,978	$1,994,934

MEMORANDA
Available for sale securities — amortized cost	$151,462	$168,409
Held to maturity securities — estimated market value	375,158	454,700
Shares outstanding
Common issued	21,262,170	21,177,084
Common in treasury	3,244,502	2,465,012

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
INTEREST INCOME
Loans	$23,121	$21,589	$44,848	$40,969
Investment securities — available for sale	1,701	1,978	3,546	4,180
Investment securities — held to maturity	4,699	5,551	9,568	11,295
Federal funds sold	368	35	1,003	75
Deposits with other banks	36	20	67	50

Total interest income	29,925	29,173	59,032	56,569

INTEREST EXPENSE
Savings, NOW and money market deposits	3,280	1,672	6,139	3,455
Time deposits	6,581	4,715	13,129	9,176
Securities sold u/a/r — customers	805	767	1,880	1,462
Securities sold u/a/r — dealers	0	1,344	0	2,328
Federal funds purchased	24	251	36	386
Commercial paper	355	538	705	943
Short-term borrowings — FHLB	0	642	0	835
Short-term borrowings — other	15	7	27	18
Long-term borrowings — FHLB	136	461	361	1,047
Long-term subordinated debentures	524	524	1,047	1,047

Total interest expense	11,720	10,921	23,324	20,697
Interest expense allocated to discontinued operations	0	(878)	0	(1,652)

Total interest expense-continuing operations	11,720	10,043	23,324	19,045

Net interest income	18,205	19,130	35,708	37,524
Provision for loan losses	1,078	377	2,328	1,742

Net interest income after provision for loan losses	17,127	18,753	33,380	35,782

NONINTEREST INCOME
Accounts receivable management/ factoring commissions and other fees	3,821	3,880	7,489	5,225
Service charges on deposit accounts	1,424	1,282	2,906	2,686
Other customer related service charges and fees	743	813	1,433	1,621
Mortgage banking income	2,544	2,568	5,376	4,784
Trust fees	125	138	266	290
Bank owned life insurance income	287	268	539	488
Securities (losses)/gains	(2)	14	(2)	(445)
Other income	110	43	274	142

Total noninterest income	9,052	9,008	18,281	14,791

NONINTEREST EXPENSES
Salaries	8,451	9,111	17,448	16,874
Employee benefits	2,734	2,771	5,224	5,672

Total personnel expense	11,185	11,882	22,672	22,546
Occupancy and equipment expenses, net	2,640	2,479	5,347	4,782
Advertising and marketing	1,122	607	2,086	1,806
Professional fees	1,951	693	3,291	2,516
Communications	454	451	970	846
Other expenses	2,876	2,494	5,546	4,832

Total noninterest expenses	20,228	18,806	39,912	37,328

Income from continuing operations before income taxes	5,951	8,953	11,749	13,245
Provision for income taxes at normal effective rates	2,160	3,571	4,386	5,125

Income from continuing operations after normalized taxes	3,791	5,382	7,363	8,120
Reversal of tax reserves	0	0	0	3,747

Income from continuing operations	3,791	5,382	7,363	11,867

lncome/(Loss) from discontinued operations, net of tax	71	(516)	(21)	(561)

Net income	$3,862	$4,866	$7,342	$11,306

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)
(continued)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Average number of common shares outstanding
Basic	18,439,318	18,754,271	18,524,871	18,769,265
Diluted	18,856,903	19,286,286	18,994,625	19,310,135

Net income per average common share
Basic	$0.21	$0.26	$0.40	$0.60
Diluted	0.20	0.25	0.39	0.58

Income from continuing operations, after normalized taxes, per average common share
Basic	0.21	0.29	0.40	0.43
Diluted	0.20	0.28	0.39	0.42

Income from continuing operations, per average common share
Basic	0.21	0.29	0.40	0.63
Diluted	0.20	0.28	0.39	0.61

Dividends per common share	0.19	0.19	0.38	0.38

STERLING BANCORP
Consolidated Statements of Comprehensive Income
(Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net income	$3,862	$4,866	$7,342	$11,306

Other comprehensive (loss)/income, net of tax:
Unrealized holding losses arising during the period	(1,233)	(986)	(897)	(2,220)

Reclassification adjustment for losses/(gains) included in net income	1	(8)	1	224

Amortization of:
Prior service cost	14	0	27	0
Net actuarial losses	182	0	365	0

Comprehensive income	$2,826	$3,872	$6,838	$9,330

STERLING BANCORP
Consolidated Statements of Changes in Shareholders’ Equity
(Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Balance, at beginning of period	$133,017	$148,327	$132,263	$147,588
Net income for period	3,862	4,866	7,342	11,306
Common shares issued under stock incentive plan and related tax benefits	36	1,170	776	1,723
Purchase of common shares for treasury	(10,515)	(2,284)	(10,515)	(3,810)
Cash dividends-Common shares	(3,451)	(3,562)	(6,993)	(7,124)
Surrender of shares issued under incentive compensation plan	0	(408)	(456)	(614)
Amortization of unearned compensation	0	0	0	22
Change in net unrealized holding losses on available for sale securities	(1,233)	(986)	(897)	(2,220)
Reclassification adjustment for losses/(gains) included in net income	1	(8)	1	244
Amortization of:
Prior service cost	14	0	27	0
Net actuarial losses	182	0	365	0

Balance, at end of period	$121,913	$147,115	$121,913	$147,115

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Three Months Ended
	June 30, 2007			June 30, 2006
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE

Assets
Interest-bearing deposits with other banks	$2,881	$36	5.11%	$1,788	$20	4.61%

Investment securities — available for sale	127,616	1,510	4.73	143,428	1,684	4.70
Investment securities — held to maturity	407,034	4,699	4.62	488,398	5,551	4.55
Investment securities — tax exempt [2]	19,993	314	6.30	29,793	485	6.53

Total investment securities	554,643	6,523	4.71	661,619	7,720	4.67
Federal funds sold	27,967	368	5.20	2,802	35	4.93
Loans, net of unearned discount [3]	1,104,708	23,121	6.66	1,028,304	21,589	8.72

Total Interest-Earning Assets [2]	1,690,199	30,048	7.24%	1,694,513	29,364	7.06%

Cash and due from banks	63,451			60,953
Allowance for loan losses	(16,320)			(16,248)
Goodwill	22,875			23,886
Other	92,000			89,855
Assets — discontinued operations	1,328			114,065

Total Assets	$1,853,533			$1,967,024

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$21,149	27	0.51%	$23,646	24	0.41%
NOW	245,682	1,572	2.57	176,292	691	1.57
Money market	221,135	1,681	3.05	205,165	957	1.87
Time	561,843	6,579	4.70	504,428	4,707	3.74
Foreign
Time	574	2	1.09	3,027	8	1.02

Total Interest-Bearing Deposits	1,050,383	9,861	3.77	912,558	6,387	2.81

Borrowings
Securities sold u/a/r — customers	76,091	805	4.24	81,439	767	3.78
Securities sold u/a/r — dealers	0	0	0.00	106,438	1,344	5.07
Federal funds purchased	1,758	24	5.26	19,912	251	4.99
Commercial paper	27,906	355	5.11	49,371	538	4.37
Short-term borrowings — FHLB	0	0	0.00	50,498	642	5.10
Short-term borrowings — other	1,179	15	5.34	581	7	5.09
Long-term borrowings — FHLB	11,648	136	4.69	39,670	461	4.64
Long-term borrowings — sub debt	25,774	524	8.38	25,774	524	8.37

Total Borrowings	144,356	1,859	5.19	373,683	4,534	4.87

Interest-bearing liabilities allocated to discontinued operations	0	0	0.00	(103,508)	(818)	3.36

Total Interest-Bearing Liabilities	1,194,739	11,720	3.94%	1,182,733	10,043	3.41%

Noninterest-bearing demand deposits	444,369			441,630
Other liabilities	86,095			93,675
Liabilities — discontinued operations	180			103,661

Total Liabilities	1,725,383			1,821,699
Shareholders’ equity	128,150			145,325

Total Liabilities and Shareholders’ Equity	$1,853,533			$1,967,024

Net interest income/spread [2]		18,328	3.30%		19,321	3.65%

Net yield on Interest-earning assets			4.35%			4.58%

Less: Tax-equivalent adjustment		123			191

Net interest income		$18,205			$19,130

[1]	The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.

[3]	Includes loans held for sale and loans held in portfolio: all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Six Months Ended
	June 30, 2007			June 30, 2006
	AVERAGE		AVERAGE	AVERAGE		AVERAGE
	BALANCE	INTEREST	RATE	BALANCE	INTEREST	RATE

Assets
Interest-bearing deposits with other banks	$2,856	$67	5.24%	$2,413	$50	4,47%

Investment securities — available for sale	131,105	3,149	4.80	156,907	3,571	4.55
Investment securities — held to maturity	415,032	9,568	4.61	497,371	11,295	4.54
Investment securities — tax exempt [2]	20,669	653	6.37	30,752	1,004	6.59

Total investment securities	566,806	13,370	4.72	685,030	15,870	4.64
Federal funds sold	37,790	1,003	5.28	3,204	75	4.65
Loans, net of unearned discount (3]	1,079,149	44,848	8.74	1,002,291	40,969	8.62

Total Interest-Earning Assets [2]	1,686,601	59,288	7.24%	1,692,938	56,964	6.94%

Cash and due from banks	65,493			62,198
Allowance for loan losses	(16,596)			(16,124)
Goodwill	22,868			22,530
Other	89,551			89,263
Assets — discontinued operations	1,215			114,115

Total Assets	$1,849,132			$1,964,920

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$21,026	52	0.50%	$24,666	50	0.41%
NOW	233,916	2,970	2.56	179,385	1,426	1.60
Money market	214,138	3,117	2.94	223,379	1,979	1.79
Time	563,998	13,126	4.69	513,542	9,160	3.60
Foreign
Time	574	3	1.09	3,025	16	1.06

Total Interest-Bearing Deposits	1,033,652	19,268	3.76	943,997	12,631	2.70

Borrowings
Securities sold u/a/r — customers	85,517	1,880	4.43	80,756	1,462	3.65
Securities sold u/a/r — dealers	0	0	0.00	96,683	2,328	4.86
Federal funds purchased	1,354	36	5.25	16,117	386	4.77
Commercial paper	27,904	705	5.10	45,776	943	4.15
Short-term borrowings — FHLB	0	0	0.00	33,814	835	4.98
Short-term borrowings — other	1,040	27	5.34	746	18	4.81
Long-term borrowings — FHLB	15,801	361	4.57	45,746	1,047	4.58
Long-term borrowings — sub debt	25,774	1,047	8.38	25,774	1,047	8.38

Total Borrowings	157,390	4,056	5.21	345,412	8,066	4.71

Interest-bearing liabilities allocated to discontinued operations	0	0	0.00	(103.015)	(1,652)	3.19

Total Interest-Bearing Liabilities	1,191,042	23,324	3.95%	1,186,394	19,045	3.24%

Noninterest-bearing demand deposits	439,609			441,683
Other liabilities	88,880			89,006
Liabilities — discontinued operations	308			103,188

Total Liabilities	1,719,839			1,820,271
Shareholders’ equity	129,293			144,649

Total Liabilities and Shareholders’ Equity	$1,849,132			$1,964,920

Net interest income/spread [2]		35,964	3.29%		37,919	3.70%

Net yield on interest-earning assets			4.34%			4.58%

Less: Tax-equivalent adjustment		256			395

Net interest income		$35,708			$37,524

[1]	The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.

[3]	Includes loans held for sale and loans hold in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(in thousands)

	Increase/(Decrease)
	Three Months Ended
	June 30, 2007
	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$14	$2	$16

Investment securities — available for sale	(185)	11	(174)
Investment securities — held to maturity	(936)	84	(852)
Investment securities — tax exempt	(155)	(16)	(171)

Total investment securities	(1,276)	79	(1,197)

Federal funds sold	331	2	333
Loans, net of unearned discounts [3]	1,684	(152)	1,532

TOTAL INTEREST INCOME	$753	$(69)	$684

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$(3)	$6	$3
NOW	337	544	881
Money market	79	645	724
Time	575	1,297	1,872
Foreign
Time	(7)	1	(6)

Total interest-bearing deposits	981	2,493	3,474

Borrowings
Securities sold under agreements to repurchase — customers	(52)	90	38
Securities sold under agreements to repurchase — dealers	(1,344)	0	(1,344)
Federal funds purchased	(239)	12	(227)
Commercial paper	(263)	80	(183)
Short-term borrowings — FHLB	(642)	0	(642)
Short-term borrowings — other	8	0	8
Long-term borrowings — FHLB	(330)	5	(325)
Long-term borrowings — subordinated debentures	0	0	0

Total borrowings	(2,862)	187	(2,675)

Less: interest-bearing liabilities allocated to discontinued operations	878	0	878

TOTAL INTEREST EXPENSE	$(1,003)	$2,680	$1,677

NET INTEREST INCOME	$1,756	$(2,749)	$(993)

[1]	This table is presented on a tax-equivalent basis.

[2]	Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(in thousands)

	Increase/(Decrease)
	Six Months Ended
	June 30, 2007
	Volume	Rate	Net [2]
INTEREST INCOME
Interest-bearing deposits with other banks	$9	$8	$17

Investment securities — available for sale	(608)	186	(422)
Investment securities — held to maturity	(1,896)	169	(1,727)
Investment securities — tax exempt	(318)	(33)	(351)

Total investment securities	(2,822)	322	(2,500)

Federal funds sold	917	11	928
Loans, net of unearned discounts [3]	3,283	596	3,879

TOTAL INTEREST INCOME	$1,387	$937	$2,324

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$(8)	$10	$2
NOW	519	1,025	1,544
Money market	(85)	1,223	1,138
Time	972	2,994	3,966
Foreign
Time	(13)	0	(13)

Total Interest-bearing deposits	1,385	5,252	6,637

Borrowings
Securities sold under agreements to repurchase — customers	90	328	418
Securities sold under agreements to repurchase — dealers	(2,328)	0	(2,328)
Federal funds purchased	(384)	34	(350)
Commercial paper	(422)	184	(238)
Short-term borrowings — FHLB	(835)	0	(835)
Short-term borrowings — other	7	2	9
Long-term borrowings — FHLB	(684)	(2)	(686)
Long-term borrowings — subordinated debentures	0	0	0

Total borrowings	(4,556)	546	(4,010)

Less: interest-bearing liabilities allocated to discontinued operations	1,652	0	1,652

TOTAL INTEREST EXPENSE	$(1,519)	$5,798	$4,279

NET INTEREST INCOME	$2,906	$(4,861)	$(1,955)

[1]	This table is presented on a tax-equivalent basis.

[2]	Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.